EXHIBIT 10.19

MULTIMEDIA GAMES HOLDING COMPANY, INC.
RESTRICTED STOCK UNITS AWARD AGREEMENT
(Executive)

Multimedia Games Holding Company, Inc. (the “Company”), pursuant to its 2012 Equity Incentive Plan (as amended from time to time, the “Plan”) and in consideration of the past and/or continued employment with or service to the Company or its Affiliates and for other good and valuable consideration, hereby grants to the Recipient an Award, effective as of the Grant Date, providing for the right to receive an equal number of shares of Common Stock at a future date subject to the Recipient satisfying the vesting and other requirements set forth in this award agreement (“Restricted Stock Units” or “RSUs”). Except as modified herein, this award of Restricted Stock Units is subject to all of the terms and conditions as set forth herein and in the Plan, which is incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
Recipient:

Grant Date:
Number of Shares Subject to Award: ___________ Restricted Stock Units

Grant of RSUs: Each RSU represents the right to receive one Share upon vesting of such RSU. Each RSU has a value equal to the Fair Market Value of a Share on the date it becomes vested. Unless and until the RSUs will have vested in the manner set forth under the paragraph titled “Vesting Dates”, the Recipient will have no right to payment of any such RSUs.
Consideration to the Company: In consideration of the grant of the award of RSUs by the Company, the Recipient agrees to render faithful and efficient services to the Company or any of its Affiliates. Nothing in the Plan or this Award Agreement shall confer upon the Recipient any right to continue in the employ or service of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Recipient at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or its Affiliate and the Recipient.
Vesting Date(s): Subject to the terms of the Plan and this Award Agreement and subject to the Recipient's continued employment or provision of services to the Company through the applicable vesting dates: (i) twenty-five percent (25%) of the RSUs shall vest and become payable one year from the Grant Date; and (ii) an additional six and one quarter percent (6.25%) of the RSUs shall vest and become payable on each successive quarterly anniversary date of the Grant Date, for each of the next twelve succeeding quarters, with all such RSUs becoming fully vested no later than on the fourth anniversary of the Grant Date. Unless it is otherwise agreed to by the Recipient and the Company, all vesting shall cease on the date that is one day following the date the Recipient ceases to be an employee of the Company (a “Cessation Date”) and no portion of the RSUs which are unvested on the Cessation Date shall thereafter vest and become payable and all unvested RSUs shall be forfeited.

Accelerated Vesting Date(s):
1.Recipient’s death or Disability: All of the RSUs shall become vested and payable on the date of the Recipient’s death or Disability; and

2.     Change of Control: If (i) this Award Agreement is neither assumed nor substituted and continued (each as confirmed in writing) by an acquiror in connection with a Change of Control; or (ii) within one (1) year following a Change of Control, the Recipient’s employment with the Company is either: (x) terminated by the Company without Cause (as such term is defined in the Recipient’s Employment Agreement), or (y) ended by the Recipient for Good Reason (as such term is defined in the Recipient’s Employment Agreement), then, all of the RSUs which are otherwise unvested shall become vested and payable as of the date of such event. For purposes of this Award Agreement, “Change of Control” shall have the meaning set forth in the Recipient’s Employment Agreement.

Share Delivery: As soon as administratively practicable following the vesting of any RSUs, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-

2012 Plan - Restricted Stock Units Award Agreement (Executive)

term deferral” exemption from Section 409A of the Internal Revenue Code (the “Code”)), the Company shall deliver to the Recipient (or any transferee permitted under the Plan) a whole number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to the paragraph titled “Termination”. If the vesting schedule set forth above would result in the delivery of fractional Shares, then the vesting of such fractional share shall be delayed until the next vesting date.

Termination: Notwithstanding anything to the contrary in this Award Agreement or the Plan, upon the Recipient's termination of services for any or no reason, all then unvested RSUs subject to this Agreement will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Recipient, or his/her beneficiary or personal representative, as the case may be, shall have no further rights hereunder. Following the Cessation Date, all Shares previously issued and delivered to the Recipient pursuant to the paragraph titled "Share Delivery" shall be and shall continue to be Transferable, and the Recipient shall continue to have the rights of a shareholder with respect to any such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares.

Clawback: Notwithstanding anything to the contrary in this Award Agreement or the Plan, any exercise, payment or delivery made pursuant to this Award Agreement which is subject to recovery under any law (including, without limitation, the Dodd‑Frank Wall Street and Consumer Protection Act of 2010 and the Sarbanes‑Oxley Act of 2002), government regulation, stock exchange listing requirement, or Company policy may be subject to such clawbacks or deductions as the Company may determine are required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy and nothing contained in this Award Agreement or the Plan shall in any way limit the Company’s rights or obligations to effectuate such clawback or deduction.

Conditions to Delivery of Shares: The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to the fulfillment of the following conditions:

•	The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

•
The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

•	The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

•
The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted in the immediately following paragraph.

Withholding: Notwithstanding anything to the contrary in this Award Agreement, the Company shall be entitled to require payment by the Recipient of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of Shares. Such payment shall be made by deduction from other compensation payable to the Recipient or in such other form of consideration acceptable to the Company, which may include one or a combination of the following methods of payment (described in the Plan) and subject to approval by the Committee at the time of payment:

•	Cash or wire transfer;

•	Bank or certified check payable to the Company; and

•	Delivery of already-owned Shares having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; and

•	Net settlement of the RSUs otherwise payable pursuant to the Award.

The Company shall not be obligated to deliver any new certificate representing Shares to the Recipient or his/her legal representative or enter such Shares in book entry form unless and until the Recipient or his/her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Recipient resulting from the grant of the RSUs or the issuance of Shares.

2012 Plan - Restricted Stock Units Award Agreement (Executive)

Assignability:    Until the RSUs vest and become payable, this Award of RSUs shall not be Transferable by the Recipient except as the Plan may otherwise provide. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Recipient or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted under the paragraph titled “Number of RSUs Subject to Award”.

Rights as Shareholder: Once a RSU vests and the Company issues the Share underlying the RSU pursuant to the paragraph titled “Share Delivery”, the Recipient shall thereupon have the rights of a shareholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. For the avoidance of doubt, the holder of RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Except as otherwise provided for in the Plan, no adjustment will be made to the Award or in respect of the Shares underlying the RSUs, for a dividend or other right for which the record date is prior to the date the Shares are issued.

Additional Terms/Acknowledgements: The undersigned Recipient (who is referred to in the Plan as a “Participant”) acknowledges receipt of, and understands and agrees to, the Plan and this Award Agreement. The Recipient further acknowledges that as of the Grant Date, the Plan and this Award Agreement set forth the entire understanding between the Recipient and the Company regarding the acquisition of the Shares, and supersede all prior oral and written agreements on that subject. Any ambiguities or inconsistencies between the Plan and this Award Agreement shall be construed in accordance with the terms of this Award Agreement.

Limitations Applicable to Section 16 Persons: Notwithstanding any other provision of the Plan or this Award Agreement, if the Recipient is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 409A: The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, this Agreement, if at any time the Company determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Company shall have the right in its sole discretion (without any obligation to do so or to indemnify the Recipient or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Company determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

Notices: Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Recipient shall be addressed to the Recipient at the Recipient's last address reflected on the Company’s records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

2012 Plan - Restricted Stock Units Award Agreement (Executive)

Governing Law: The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.

By his or her signature and the Company's signature below, the Recipient hereby acknowledges receipt of a copy of the Prospectus for the Plan in the form available on the Company’s intranet. A copy of the Plan is also available on the Company’s website in its public filings. The Recipient hereby agrees to be bound by the terms and conditions of the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Recipient further agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Award Agreement or the Plan.

Dated:____________________________

MULTIMEDIA GAMES HOLDING COMPANY, INC.        RECIPIENT
(“Company”)

By: _____________________________________________        ________________________
Name:                             Name:
Title:

2012 Plan - Restricted Stock Units Award Agreement (Executive)
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